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                                                                    EXHIBIT 3.1B
                                                                    ------------

                             CERTIFICATE OF MERGER
                                       OF
                         NATIONAL COMMERCE CORPORATION
                             A DELAWARE CORPORATION
                                      AND
                           COMMERCE BANKSHARES, INC.
                             A DELAWARE CORPORATION
                                      INTO
                        ALABAMA NATIONAL BANCORPORATION
                             A DELAWARE CORPORATION

                       =================================


  The undersigned Alabama National BanCorporation, a Delaware corporation, does hereby certify:

  FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                 NAME                         STATE OF INCORPORATION
                 ----                         ----------------------
    Alabama National BanCorporation                 Delaware
    National Commerce Corporation                   Delaware
    Commerce Bankshares, Inc.                       Delaware

  SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 251 of the General Corporation Law of the State of Delaware.


  THIRD: That the name of the surviving corporation of the merger is Alabama National BanCorporation, a Delaware corporation.

  FOURTH: That the Certificate of Incorporation of Alabama National BanCorporation, a Delaware corporation, as amended hereby, shall be the Certificate of Incorporation of the surviving corporation until thereafter amended in accordance with applicable law. The Certificate of Incorporation of Alabama National BanCorporation is hereby amended to increase its authorized shares and to increase the maximum size of its Board of Directors by deleting Section FOURTH. A. in its entirety and inserting in lieu thereof as follows:

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A.   The total number of shares of stock which the corporation shall have authority to issue is ten million one hundred thousand (10,100,000) shares, consisting of ten million (10,000,000) shares of common stock, par value $1.00 per share (the "Common Stock"), and one hundred thousand (100,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

and by deleting Section SIXTH. A. in its entirety and inserting in lieu thereof the following:

A. The number of Directors which shall constitute the whole Board of Directors shall be as determined from time to time by resolution and adopted by the affirmative vote of a majority of the Board of Directors, but shall not be less than three (3) or more than fifteen (15) Directors; provided that the number of Directors shall not be decreased if such decrease would have the effect of shortening the term of an incumbent Director.

  FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 101 Carnoustie, Shoal Creek, Alabama 35242.

  SIXTH: That a copy of the agreement of merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

  IN WITNESS WHEREOF, the undersigned officers have duly authorized this Certificate of Merger as of this the 29th day of December, 1995.

                                         Alabama National BanCorporation,
                                          a Delaware corporation,



                                         By: /s/ James A. Taylor
                                             -------------------
                                                 Its Chairman of the Board

Attest:


By: /s/ Martha W. Taylor
    --------------------
        Its Secretary

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